Exhibit 99.3

OPENDOOR TECHNOLOGIES INC.

NON-GAAP MEASURES & KEY METRICS

(Unaudited)

($ in millions, except markets, homes purchased, homes sold, homes in inventory, and margins)	Period Ended				
	Q1 2023	Q4 2022	Q3 2022	Q2 2022	Q1 2022
Key Metrics					
Total Markets (at period end)	53	53	51	51	45
Total Revenue	$ 3,120	$ 2,857	$ 3,361	$ 4,198	$ 5,151
Homes Purchased	1,747	3,427	8,380	14,135	9,020
Homes Sold	8,274	7,512	8,520	10,482	12,669
Homes in Inventory (at period end)	6,261	12,788	16,873	17,013	13,360
Inventory (at period end)	$ 2,118	$ 4,460	$ 6,093	$ 6,628	$ 4,664
Non-GAAP Financial Measures					
Adjusted Gross (Loss) Profit	$ (102)	$ (92)	$ 110	$ 556	$ 512
Selling Costs	(85)	(78)	(100)	(100)	(136)
Holding Costs	(54)	(37)	(32)	(34)	(44)
Contribution (Loss) Profit	$ (241)	$ (207)	$ (22)	$ 422	$ 332
Adjusted EBITDA	$ (341)	$ (351)	$ (211)	$ 218	$ 176
Adjusted Net (Loss) Income	$ (409)	$ (467)	$ (328)	$ 122	$ 99
Margins					
Total Revenue	100.0 %	100.0 %	100.0 %	100.0 %	100.0 %
Adjusted Gross (Loss) Profit	(3.3)%	(3.2)%	3.3 %	13.2 %	9.9 %
Contribution Margin	(7.7)%	(7.2)%	(0.7)%	10.1 %	6.4 %
Adjusted EBITDA	(10.9)%	(12.3)%	(6.3)%	5.2 %	3.4 %
Adjusted Net (Loss) Income	(13.1)%	(16.3)%	(9.8)%	2.9 %	1.9 %

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (In millions, except share amounts which are presented in thousands, and per share amounts) (Unaudited) Three Months Ended March 31, 2023 2022 REVENUE $ 3,120 $ 5,151 COST OF REVENUE 2,950 4,616 GROSS PROFIT 170 535 OPERATING EXPENSES: Sales, marketing and operations 188 276 General and administrative 66 101 Technology and development 40 40 Total operating expenses 294 417 (LOSS) INCOME FROM OPERATIONS (124) 118 GAIN ON EXTINGUISHMENT OF DEBT 78 — INTEREST EXPENSE (74) (68) OTHER INCOME (LOSS) – Net 19 (22) (LOSS) INCOME BEFORE INCOME TAXES (101) 28 INCOME TAX EXPENSE — — NET (LOSS) INCOME $ (101) $ 28 Net (loss) income per share attributable to common shareholders: Basic $ (0.16) $ 0.05 Diluted $ (0.16) $ 0.04 Weighted-average shares outstanding: Basic 641,916 619,137 Diluted 641,916 640,785

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED BALANCE SHEETS (In millions, except share data) (Unaudited) March 31, 2023 December 31, 2022 ASSETS CURRENT ASSETS: Cash and cash equivalents $ 1,143 $ 1,137 Restricted cash 1,515 654 Marketable securities 108 144 Escrow receivable 42 30 Real estate inventory, net 2,118 4,460 Other current assets ($0 and $1 carried at fair value) 46 41 Total current assets 4,972 6,466 PROPERTY AND EQUIPMENT – Net 59 58 RIGHT OF USE ASSETS 39 41 GOODWILL 4 4 INTANGIBLES – Net 11 12 OTHER ASSETS 27 27 TOTAL ASSETS $ 5,112 $ 6,608 LIABILITIES AND SHAREHOLDERS’ EQUITY CURRENT LIABILITIES: Accounts payable and other accrued liabilities $ 77 $ 110 Non-recourse asset-backed debt - current portion 355 1,376 Interest payable 4 12 Lease liabilities - current portion 7 7 Total current liabilities 443 1,505 NON-RECOURSE ASSET-BACKED DEBT – Net of current portion 2,824 3,020 CONVERTIBLE SENIOR NOTES 774 959 LEASE LIABILITIES – Net of current portion 35 38 Total liabilities 4,076 5,522 SHAREHOLDERS’ EQUITY: Common stock, $0.0001 par value; 3,000,000,000 shares authorized; 647,607,920 and 637,387,025 shares issued, respectively; 647,607,920 and 637,387,025 shares outstanding, respectively — — Additional paid-in capital 4,198 4,148 Accumulated deficit (3,159) (3,058) Accumulated other comprehensive loss (3) (4) Total shareholders’ equity 1,036 1,086 TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY $ 5,112 $ 6,608

OPENDOOR TECHNOLOGIES INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (In millions) (Unaudited) Three Months Ended March 31, 2023 2022 CASH FLOWS FROM OPERATING ACTIVITIES: Net (loss) income $ (101) $ 28 Adjustments to reconcile net (loss) income to cash, cash equivalents, and restricted cash provided by operating activities: Depreciation and amortization  22 18 Amortization of right of use asset 2 2 Stock-based compensation 42 67 Inventory valuation adjustment 23 8 Change in fair value of equity securities (1) 22 Net fair value adjustments and loss on sale of mortgage loans held for sale — (1) Origination of mortgage loans held for sale — (46) Proceeds from sale and principal collections of mortgage loans held for sale 1 43 (Gain) loss on extinguishment of debt (78) — Changes in operating assets and liabilities: Escrow receivable (12) 26 Real estate inventory 2,306 1,416 Other assets (10) (28) Accounts payable and other accrued liabilities (22) 2 Interest payable (8) (5) Lease liabilities (2) (2) Net cash provided by (used in) operating activities 2,162 1,550 CASH FLOWS FROM INVESTING ACTIVITIES: Purchase of property and equipment (8) (10) Purchase of marketable securities — (28) Proceeds from sales, maturities, redemptions and paydowns of marketable securities 38 22 Purchase of non-marketable equity securities — (25) Capital returns of non-marketable equity securities — 3 Net cash provided by (used in) investing activities 30 (38) CASH FLOWS FROM FINANCING ACTIVITIES: Repurchase of convertible senior notes (101) — Proceeds from exercise of stock options 1 2 Proceeds from issuance of common stock for ESPP 1 — Proceeds from non-recourse asset-backed debt 224 2,292 Principal payments on non-recourse asset-backed debt (1,446) (3,622) Proceeds from other secured borrowings — 45 Principal payments on other secured borrowings — (41) Payment of loan origination fees and debt issuance costs — (10) Payment for early extinguishment of debt (4) —

Net cash used in financing activities (1,325) (1,334) NET INCREASE IN CASH, CASH EQUIVALENTS, AND RESTRICTED CASH 867 178 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – Beginning of period 1,791 2,578 CASH, CASH EQUIVALENTS, AND RESTRICTED CASH – End of period $ 2,658 $ 2,756 SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION – Cash paid during the period for interest $ 74 $ 68 DISCLOSURES OF NONCASH ACTIVITIES: Stock-based compensation expense capitalized for internally developed software $ 6 $ 4 RECONCILIATION TO CONDENSED CONSOLIDATED BALANCE SHEETS: Cash and cash equivalents $ 1,143 $ 2,312 Restricted cash 1,515 444 Cash, cash equivalents, and restricted cash $ 2,658 $ 2,756

OPENDOOR TECHNOLOGIES INC.

NON-GAAP FINANCIAL MEASURES

(Unaudited)

Reconciliation of our Adjusted Gross (Loss) Profit and Contribution (Loss) Profit to our Gross Profit (Loss)

	Three Months Ended				
(in millions, except percentages and homes sold, or as noted)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Gross profit (loss) (GAAP)	**$ 170**	**$ 71**	**$ (425)**	**$ 486**	**$ 535**
Gross Margin	5.4 %	2.5 %	(12.6)%	11.6 %	10.4 %
Adjustments:					
Inventory valuation adjustment – Current Period (1)(2)	23	73	573	82	8
Inventory valuation adjustment – Prior Periods (1)(3)	(295)	(236)	(38)	(12)	(31)
Adjusted Gross (Loss) Profit	**$ (102)**	**$ (92)**	**$ 110**	**$ 556**	**$ 512**
Adjusted Gross Margin	(3.3)%	(3.2)%	3.3 %	13.2 %	9.9 %
Adjustments:					
Direct selling costs (4)	(85)	(78)	(100)	(100)	(136)
Holding costs on sales – Current Period (5)(6)	(13)	(10)	(14)	(11)	(16)
Holding costs on sales – Prior Periods (5)(7)	(41)	(27)	(18)	(23)	(28)
Contribution (Loss) Profit	**$ (241)**	**$ (207)**	**$ (22)**	**$ 422**	**$ 332**
Homes sold in period	8,274	7,512	8,520	10,482	12,669
Contribution (Loss) Profit per Home Sold (in thousands)	**$ (29)**	**$ (28)**	**$ (3)**	**$ 40**	**$ 26**
Contribution Margin	(7.7)%	(7.2)%	(0.7)%	10.1 %	6.4 %

(1) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(2) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(3) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(4) Represents selling costs incurred related to homes sold in the relevant period. This primarily includes broker commissions, external title and escrow-related fees and transfer taxes.

(5) Holding costs include mainly property taxes, insurance, utilities, homeowners association dues, cleaning and maintenance costs. Holding costs are included in Sales, marketing, and operations on the Condensed Consolidated Statements of Operations.

(6) Represents holding costs incurred in the period presented on homes sold in the period presented.

(7) Represents holding costs incurred in prior periods on homes sold in the period presented.

Reconciliation of our Adjusted Net (Loss) Income and Adjusted EBITDA to our Net (Loss) Income

	Three Months Ended				
(in millions, except percentages)	March 31, 2023	December 31, 2022	September 30, 2022	June 30, 2022	March 31, 2022
Net (loss) income (GAAP)	**$ (101)**	**$ (399)**	**$ (928)**	**$ (54)**	**$ 28**
Adjustments:					
Stock-based compensation	42	(7)	52	59	67
Equity securities fair value adjustment[1]	(1)	(1)	11	3	22
Intangibles amortization expense[2]	2	2	2	3	2
Inventory valuation adjustment – Current Period[3][4]	23	73	573	82	8
Inventory valuation adjustment — Prior Periods[3][5]	(295)	(236)	(38)	(12)	(31)
Restructuring[6]	—	17	—	—	—
(Gain) loss on extinguishment of debt	(78)	25	—	—	—
Goodwill impairment	—	60	—	—	—
Legal contingency accrual and related expenses	—	1	—	42	3
Other[7]	(1)	(2)	—	(1)	—
Adjusted Net (Loss) Income	**$ (409)**	**$ (467)**	**$ (328)**	**$ 122**	**$ 99**
Adjustments:					
Depreciation and amortization, excluding amortization of intangibles and right of use assets	12	12	8	12	9
Property financing[8]	60	93	102	76	58
Other interest expense[9]	14	20	13	13	10
Interest income[10]	(18)	(9)	(7)	(6)	—
Income tax expense	—	—	1	1	—
Adjusted EBITDA	**$ (341)**	**$ (351)**	**$ (211)**	**$ 218**	**$ 176**
Adjusted EBITDA Margin	(10.9)%	(12.3)%	(6.3)%	5.2 %	3.4 %

(1) Represents the gains and losses on certain financial instruments, which are marked to fair value at the end of each period.

(2) Represents amortization of acquisition-related intangible assets. The acquired intangible assets have useful lives ranging from 1 to 5 years and amortization is expected until the intangible assets are fully amortized.

(3) Inventory valuation adjustment includes adjustments to record real estate inventory at the lower of its carrying amount or its net realizable value.

(4) Inventory valuation adjustment — Current Period is the inventory valuation adjustments recorded during the period presented associated with homes that remain in inventory at period end.

(5) Inventory valuation adjustment — Prior Periods is the inventory valuation adjustments recorded in prior periods associated with homes that sold in the period presented.

(6) Restructuring costs consist mainly of employee termination benefits, relocation packages and bonuses as well as costs related to the exiting of certain non-cancelable leases.

(7) Includes primarily sublease income and income from equity method investments.

(8) Includes interest expense on our non-recourse asset-backed debt facilities.

(9) Includes amortization of debt issuance costs and loan origination fees, commitment fees, unused fees, other interest related costs on our asset-backed debt facilities, interest expense related to the 2026 convertible senior notes outstanding, and interest expense on other secured borrowings.

(10) Consists mainly of interest earned on cash, cash equivalents, restricted cash, and marketable securities.